Exhibit 99.1

RE/MAX HOLDINGS, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Total Revenue of $76.6 Million, Adjusted EBITDA of $23.0 Million

DENVER, February 22, 2024

Fourth Quarter 2023 Highlights

(Compared to fourth quarter 2022 unless otherwise noted)

▪	Total Revenue decreased 5.7% to $76.6 million
▪	Revenue excluding the Marketing Funds[1] decreased 5.8% to $56.0 million, driven by negative 5.6% organic growth[2] and adverse foreign currency movements of 0.2%
▪	Net loss attributable to RE/MAX Holdings, Inc. of $10.9 million and loss per diluted share (GAAP EPS) of $0.60
▪	Adjusted EBITDA[3] decreased 13.4% to $23.0 million, Adjusted EBITDA margin[3] of 30.0% and Adjusted earnings per diluted share (Adjusted EPS3) of $0.30
▪	Total agent count increased 0.6% to 144,835 agents
▪	U.S. and Canada combined agent count decreased 4.2% to 80,299 agents
▪	Total open Motto Mortgage franchises increased 6.5% to 246 offices[4]

Full-Year 2023 Highlights

(Compared to full year 2022 unless otherwise noted)

▪	Total Revenue decreased 7.8% to $325.7 million
▪	Revenue excluding the Marketing Funds[1] decreased 8.1% to $241.8 million, driven by negative 7.4% organic growth[2] and adverse foreign currency movements of 0.7%
▪	Net loss attributable to RE/MAX Holdings, Inc. of $69.0 million and loss per diluted share (GAAP EPS) of $3.81
▪	Adjusted EBITDA[3] decreased 20.8% to $96.3 million, Adjusted EBITDA margin[3] of 29.6% and Adjusted earnings per diluted share (Adjusted EPS3) of $1.36

Operating Statistics as of January 31, 2024

(Compared to January 31, 2023, unless otherwise noted)

▪	Total agent count increased 204 agents to 143,497 agents
▪	U.S. and Canada combined agent count decreased 4.2% to 79,416 agents
▪	Total open Motto Mortgage franchises increased 5.6% to 244 offices[4]

RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX), parent company of RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage (“Motto”), the first national mortgage brokerage franchise brand in the U.S., today announced operating results for the quarter and year ended December 31, 2023.

“We generated better-than-expected margins in the fourth quarter, driven by our ongoing focus on effective cost management amidst what continues to be a very difficult housing market. Despite macro conditions beyond our control, our expense discipline has allowed us to remain nimble, able to pursue and seize those growth opportunities that we identify as having the greatest potential," said Erik Carlson, RE/MAX Holdings Chief Executive Officer. "Looking ahead to 2024, we believe there are many reasons to be optimistic – encouraging interest rate trends, improving customer sentiment, and ongoing pent-up demand bode well for progressively better housing market performance moving forward.

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 1 of 16

Carlson continued: "RE/MAX Holdings is uniquely positioned to benefit when the industry environment improves given our industry-leading brands, highly productive networks, and scaled business model. We believe these strengths, coupled with our strategic growth initiatives, should serve us well in an ascending market. "

Fourth Quarter 2023 Operating Results

Agent Count

The following table compares agent count as of December 31, 2023 and 2022:

	As of December 31,		Change
	2023	2022	#	%
U.S.	55,131	58,719	(3,588)	(6.1)
Canada	25,168	25,120	48	0.2
Subtotal	80,299	83,839	(3,540)	(4.2)
Outside the U.S. & Canada	64,536	60,175	4,361	7.2
Total	144,835	144,014	821	0.6

Revenue

RE/MAX Holdings generated revenue of $76.6 million in the fourth quarter of 2023, a decrease of $4.7 million, or 5.7%, compared to $81.3 million in the fourth quarter of 2022. Revenue excluding the Marketing Funds was $56.0 million in the fourth quarter of 2023, a decrease of $3.4 million, or 5.8%, versus the same period in 2022. The decrease in Revenue excluding the Marketing Funds was attributable to negative organic revenue growth of 5.6% and adverse foreign-currency movements of 0.2%. Organic growth decreased primarily due to a reduction in U.S. agent count and lower broker fee revenue, partially offset by Mortgage segment growth.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, decreased $1.7 million, or 4.0%, compared to the fourth quarter of 2022 and accounted for 70.7% of Revenue excluding the Marketing Funds in the fourth quarter of 2023 compared to 69.4% of Revenue excluding the Marketing Funds in the prior-year period.

Operating Expenses

Total operating expenses were $86.3 million for the fourth quarter of 2023, an increase of $13.5 million, or 18.5%, compared to $72.8 million in the fourth quarter of 2022. Fourth quarter 2023 total operating expenses increased primarily due to higher impairment charges and selling, operating and administrative expenses, partially offset by reduced Marketing Funds and depreciation and amortization expenses.

Selling, operating and administrative expenses were $39.1 million in the fourth quarter of 2023, an increase of $3.4 million, or 9.6%, compared to the fourth quarter of 2022 and represented 69.9% of Revenue excluding the Marketing Funds, compared to 60.0% in the prior-year period. Fourth quarter 2023 selling, operating and administrative expenses increased primarily due to changes in the fair value of the contingent consideration liabilities.

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 2 of 16

Net Income (Loss) and GAAP EPS

Net loss attributable to RE/MAX Holdings was $10.9 million for the fourth quarter of 2023 compared to net loss of $1.3 million for the fourth quarter of 2022. Reported basic and diluted GAAP loss per share were each $0.60 for the fourth quarter of 2023 compared to basic and diluted GAAP loss per share of $0.07 each in the fourth quarter of 2022.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $23.0 million for the fourth quarter of 2023, a decrease of $3.6 million, or 13.4%, compared to the fourth quarter of 2022. Fourth quarter 2023 Adjusted EBITDA decreased primarily due to lower Revenue excluding the Marketing Funds resulting primarily from a decrease in U.S. agent count and lower broker fee revenue, partially offset by lower personnel expenses and legal fees. Adjusted EBITDA margin was 30.0% in the fourth quarter of 2023, compared to 32.7% in the fourth quarter of 2022.

Adjusted basic and diluted EPS were each $0.30 for the fourth quarter of 2023 compared to Adjusted basic and diluted EPS of $0.41 each for the fourth quarter of 2022. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended December 31, 2023, assumes RE/MAX Holdings owned 100% of RMCO, LLC (“RMCO”). The weighted average ownership RE/MAX Holdings had in RMCO was 59.2% for the quarter ended December 31, 2023.

Balance Sheet

As of December 31, 2023, the Company had cash and cash equivalents of $82.6 million, a decrease of $26.0 million from December 31, 2022. As of December 31, 2023, the Company had $444.6 million of outstanding debt, net of an unamortized debt discount and issuance costs, compared to $448.3 million as of December 31, 2022.

Share Repurchases and Retirement

As previously disclosed, in January 2022 the Company’s Board of Directors authorized a common stock repurchase program of up to $100 million. During the three months ended December 31, 2023, the Company did not repurchase any shares. As of December 31, 2023, $62.5 million remained available under the share repurchase program.

Leadership Changes

Today the Company announced the promotions of three of its senior leaders – Amy Lessinger, Abby Lee, and Susie Winders – in recognition of their contributions to the Company over their long tenures.

Ms. Lessinger is being promoted from Senior Vice President of Region Development for RE/MAX, LLC to President of RE/MAX, LLC, responsible for overseeing the RE/MAX brand and network globally. She succeeds Nick Bailey, President and CEO of RE/MAX, LLC, who is leaving the Company. Ms. Lee, previously Senior Vice President of Marketing and Communications, is being promoted to Executive Vice President of Marketing, Communications, and Events. She will continue to lead advertising, marketing, communications, and public relations for the Company, in addition to managing the Company’s events team. Susie Winders is being promoted from Senior Vice President, General Counsel, Chief Compliance Officer and Secretary to Executive Vice President, General Counsel, Chief Compliance Officer, and Secretary. Ms. Lessinger, Ms. Lee, and Ms. Winders will report directly to RE/MAX Holdings CEO Erik Carlson.

Outlook

The Company’s first quarter and full-year 2024 Outlook assumes no further currency movements, acquisitions, or divestitures.

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 3 of 16

For the first quarter of 2024, RE/MAX Holdings expects:

▪	Agent count to change negative 0.5% to positive 0.5% over first quarter 2023;
▪	Revenue in a range of $75.0 million to $80.0 million (including revenue from the Marketing Funds in a range of $19.0 million to $21.0 million); and
▪	Adjusted EBITDA in a range of $16.5 million to $19.5 million.

For the full year 2024, the Company expects:

▪	Agent count to change negative 0.5% to positive 1.5% over full year 2023;
▪	Revenue in a range of $300.0 million to $320.0 million (including revenue from the Marketing Funds in a range of $78.0 million to $82.0 million); and
▪	Adjusted EBITDA in a range of $90.0 million to $100.0 million.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, February 23, 2024, beginning at 8:30 a.m. Eastern Time. Interested parties can register in advance for the conference call using the link below:

https://registrations.events/direct/Q4I94851

Interested parties also can access a live webcast through the Investor Relations section of the Company’s website at http://investors.remaxholdings.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company’s website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Revenue excluding the Marketing Funds is a non-GAAP measure of financial performance that differs from U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and a reconciliation to the most directly comparable U.S. GAAP measure is as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue excluding the Marketing Funds:
Total revenue	$76,600	$81,267	$325,671	$353,386
Less: Marketing Funds fees	20,589	21,823	83,861	90,319
Revenue excluding the Marketing Funds	$56,011	$59,444	$241,810	$263,067

2The Company defines organic revenue growth as revenue growth from continuing operations excluding (i) revenue from Marketing Funds, (ii) revenue from acquisitions, and (iii) the impact of foreign currency movements. The Company defines revenue from acquisitions as the revenue generated from the date of an acquisition to its first anniversary (excluding Marketing Funds revenue related to acquisitions where applicable).

3Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

4Total open Motto Mortgage franchises includes only “bricks and mortar” offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any “virtual” offices or BranchiseSM offices.

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 4 of 16

# # #

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in over 9,000 offices and a presence in more than 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage, the first-and-only national mortgage brokerage franchise brand in the U.S., has grown to over 225 offices across more than 40 states.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to agent count; Motto open offices; franchise sales; revenue; operating expenses; the Company’s outlook for the first quarter and full year 2024; non-GAAP financial measures; housing and mortgage market conditions (including interest rate trends, customer sentiment, and pent-up demand); our belief that there are many reasons to be optimistic in 2024 with respect to housing market performance moving forward; and our belief that RE/MAX Holdings is uniquely positioned to benefit when the industry environment improves which should serve the Company well in an ascending market. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, (7) the Company’s ability to implement its technology initiatives, (8) risks related to the Company’s leadership transition, (9) fluctuations in foreign currency exchange rates, (10) the nature and amount of the exclusion of charges in future periods when determining Adjusted EBITDA is subject to uncertainty and may not be similar to such charges in prior periods, and (11) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Kimberly Golladay
(303) 796-3287	(303) 224-4258
aschulz@remax.com	kgolladay@remax.com

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 5 of 16

TABLE 1

RE/MAX Holdings, Inc.

Consolidated Statements of Income (Loss)

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue:
Continuing franchise fees	$31,373	$32,452	$127,384	$133,389
Annual dues	8,243	8,829	33,904	35,676
Broker fees	11,544	11,941	51,012	62,939
Marketing Funds fees	20,589	21,823	83,861	90,319
Franchise sales and other revenue	4,851	6,222	29,510	31,063
Total revenue	76,600	81,267	325,671	353,386
Operating expenses:
Selling, operating and administrative expenses	39,131	35,692	171,548	173,980
Marketing Funds expenses	20,589	21,823	83,861	90,319
Depreciation and amortization	8,178	8,914	32,414	35,769
Settlement and impairment charges	18,783	7,100	73,783	15,808
Gain on reduction in tax receivable agreement liability	(381)	(728)	(25,298)	(702)
Total operating expenses	86,300	72,801	336,308	315,174
Operating income (loss)	(9,700)	8,466	(10,637)	38,212
Other expenses, net:
Interest expense	(9,364)	(7,491)	(35,741)	(20,903)
Interest income	1,102	785	4,420	1,460
Foreign currency transaction gains (losses)	36	(301)	419	(641)
Total other expenses, net	(8,226)	(7,007)	(30,902)	(20,084)
Income (loss) before provision for income taxes	(17,926)	1,459	(41,539)	18,128
Provision for income taxes	(453)	(3,012)	(56,947)	(7,371)
Net income (loss)	$(18,379)	$(1,553)	$(98,486)	$10,757
Less: net income (loss) attributable to non-controlling interest	(7,472)	(243)	(29,464)	4,647
Net income (loss) attributable to RE/MAX Holdings, Inc.	$(10,907)	$(1,310)	$(69,022)	$6,110

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$(0.60)	$(0.07)	$(3.81)	$0.33
Diluted	$(0.60)	$(0.07)	$(3.81)	$0.32
Weighted average shares of Class A common stock outstanding
Basic	18,253,608	18,136,970	18,111,409	18,678,774
Diluted	18,253,608	18,136,970	18,111,409	18,844,696
Cash dividends declared per share of Class A common stock	$—	$0.23	$0.69	$0.92

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 6 of 16

TABLE 2

RE/MAX Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$82,623	$108,663
Restricted cash	43,140	29,465
Accounts and notes receivable, current portion, net of allowances	33,427	32,518
Income taxes receivable	1,706	2,138
Other current assets	15,669	20,178
Total current assets	176,565	192,962
Property and equipment, net of accumulated depreciation	8,633	9,793
Operating lease right of use assets	23,013	25,825
Franchise agreements, net	101,516	120,174
Other intangible assets, net	19,176	25,763
Goodwill	241,164	258,626
Deferred tax assets	—	51,441
Income taxes receivable, net of current portion	—	754
Other assets, net of current portion	7,083	9,896
Total assets	$577,150	$695,234
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$4,700	$6,165
Accrued liabilities	107,434	70,751
Income taxes payable	766	1,658
Deferred revenue	23,077	27,784
Current portion of debt	4,600	4,600
Current portion of payable pursuant to tax receivable agreements	822	1,642
Operating lease liabilities	7,920	7,068
Total current liabilities	149,319	119,668
Debt, net of current portion	439,980	443,720
Payable pursuant to tax receivable agreements, net of current portion	—	24,917
Deferred tax liabilities	10,797	13,113
Deferred revenue, net of current portion	17,607	18,287
Operating lease liabilities, net of current portion	31,479	37,989
Other liabilities, net of current portion	4,029	5,838
Total liabilities	653,211	663,532
Commitments and contingencies
Stockholders' equity (deficit):
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 18,269,284 and 17,874,238 shares issued and outstanding as of December 31, 2023 and 2022, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of December 31, 2023 and 2022, respectively	—	—
Additional paid-in capital	550,637	535,566
Accumulated deficit	(140,217)	(53,999)
Accumulated other comprehensive income (deficit), net of tax	638	(395)
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	411,060	481,174
Non-controlling interest	(487,121)	(449,472)
Total stockholders' equity (deficit)	(76,061)	31,702
Total liabilities and stockholders' equity (deficit)	$577,150	$695,234

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 7 of 16

TABLE 3

RE/MAX Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31,
	2023	2022	2021
Cash flows from operating activities:
Net income (loss)	$(98,486)	$10,757	$(24,620)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,414	35,769	31,333
Equity-based compensation expense	19,536	22,044	34,298
Bad debt expense	6,784	2,581	(1,345)
Deferred income tax expense (benefit)	49,387	(183)	(2,528)
Fair value adjustments to contingent consideration	(533)	(133)	309
Settlement charge	55,150	—	—
Impairment charge - goodwill	18,633	7,100	5,123
Impairment charge - leased assets	—	6,248	—
Loss (gain) on sale or disposition of assets, net	406	1,320	(6)
Non-cash lease benefit	(2,847)	(2,108)	(1,335)
Non-cash loss on lease termination	—	1,175	—
Non-cash debt charges	860	861	905
Gain on reduction in tax receivable agreement liability	(25,298)	(702)	382
Other, net	62	47	(113)
Changes in operating assets and liabilities
Accounts and notes receivable, current portion	(8,442)	2,789	3,329
Other current and noncurrent assets	6,461	5,163	(2,090)
Other current and noncurrent liabilities	(20,249)	(17,533)	11,882
Payments pursuant to tax receivable agreements	(440)	(3,240)	(3,444)
Income taxes receivable/payable	298	(871)	(9,775)
Deferred revenue, current and noncurrent	(5,432)	58	137
Net cash provided by operating activities	28,264	71,142	42,442
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(6,419)	(9,932)	(15,239)
Acquisitions, net of cash, cash equivalents and restricted cash acquired in 2021 of $14.1 million	—	—	(180,002)
Other	776	(1,568)	319
Net cash used in investing activities	(5,643)	(11,500)	(194,922)
Cash flows from financing activities:
Proceeds from the issuance of debt	—	—	458,850
Payments on debt	(4,600)	(4,600)	(227,390)
Capitalized debt amendment costs	—	—	(3,871)
Distributions paid to non-controlling unitholders	(8,655)	(13,832)	(14,206)
Dividends and dividend equivalents paid to Class A common stockholders	(13,553)	(18,186)	(17,833)
Payments related to tax withholding for share-based compensation	(4,367)	(6,524)	(5,329)
Common shares repurchased	(3,408)	(34,101)	—
Payment of contingent consideration	(1,234)	(1,120)	(869)
Net cash used in financing activities	(35,817)	(78,363)	189,352
Effect of exchange rate changes on cash	831	(1,550)	300
Net decrease in cash, cash equivalents and restricted cash	(12,365)	(20,271)	37,172
Cash, cash equivalents and restricted cash, beginning of period	138,128	158,399	121,227
Cash, cash equivalents and restricted cash, end of period	$125,763	$138,128	$158,399

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 8 of 16

TABLE 4

RE/MAX Holdings, Inc.

Agent Count

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2023	2023	2023	2023	2022	2022	2022	2022	2021
Agent Count:
U.S.
Company-Owned Regions	48,401	49,576	50,011	50,340	51,491	52,804	53,415	53,338	53,946
Independent Regions	6,730	6,918	6,976	7,110	7,228	7,311	7,410	7,379	7,381
U.S. Total	55,131	56,494	56,987	57,450	58,719	60,115	60,825	60,717	61,327
Canada
Company-Owned Regions	20,270	20,389	20,354	20,172	20,228	20,174	20,098	19,751	19,596
Independent Regions	4,898	4,899	4,864	4,899	4,892	4,844	4,756	4,692	4,548
Canada Total	25,168	25,288	25,218	25,071	25,120	25,018	24,854	24,443	24,144
U.S. and Canada Total	80,299	81,782	82,205	82,521	83,839	85,133	85,679	85,160	85,471
Outside U.S. and Canada
Independent Regions	64,536	63,527	62,305	61,002	60,175	59,167	58,260	57,245	56,527
Outside U.S. and Canada Total	64,536	63,527	62,305	61,002	60,175	59,167	58,260	57,245	56,527
Total	144,835	145,309	144,510	143,523	144,014	144,300	143,939	142,405	141,998

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 9 of 16

TABLE 5

RE/MAX Holdings, Inc.

Adjusted EBITDA Reconciliation to Net Income (Loss)

(In thousands, except percentages)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss)	$(18,379)	$(1,553)	$(98,486)	$10,757
Depreciation and amortization	8,178	8,914	32,414	35,769
Interest expense	9,364	7,491	35,741	20,903
Interest income	(1,102)	(785)	(4,420)	(1,460)
Provision for income taxes	453	3,012	56,947	7,371
EBITDA	(1,486)	17,079	22,196	73,340
Settlement charge (1)	150	—	55,150	—
Impairment charge - leased assets (2)	—	—	—	6,248
Impairment charge - goodwill (3)	18,633	7,100	18,633	7,100
Loss on lease termination (4)	—	—	—	2,460
Equity-based compensation expense	5,486	4,038	19,536	22,044
Acquisition-related expense (5)	103	(138)	263	1,859
Fair value adjustments to contingent consideration (6)	(154)	(1,436)	(533)	(133)
Restructuring charges (7)	(35)	598	4,210	8,690
Gain on reduction in tax receivable agreement liability (8)	(381)	(728)	(25,298)	(702)
Other	660	25	2,131	726
Adjusted EBITDA (9)	$22,976	$26,538	$96,288	$121,632
Adjusted EBITDA Margin (9)	30.0%	32.7%	29.6%	34.4%

(1)	Represents the settlement of industry class-action lawsuits and other legal settlements.
(2)	Represents the impairment recognized on a portion of the Company’s corporate headquarters office building in the prior year.
(3)	During the fourth quarter of 2023, in connection with our annual goodwill impairment test, we concluded that the carrying value of the Mortgage reporting unit within the Mortgage segment exceeded its fair value, resulting in an impairment charge to the Mortgage reporting unit goodwill. In addition, during the fourth quarter of 2022, in connection with the restructuring of the business and technology offerings, the Company made the decision to wind down the Gadberry Group, resulting in an impairment charge to the Gadberry Group reporting unit goodwill.
(4)	During the second quarter of 2022, a loss was recognized in connection with the termination of the booj office lease.
(5)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.
(6)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(7)	During the third quarter of 2023, the Company announced a reduction in force and reorganization intended to streamline the Company’s operations and yield cost savings over the long term and during the third quarter of 2022, the Company incurred expenses related to a restructuring associated with a shift in its technology offerings strategy.
(8)	Gain on reduction in tax receivable agreement liability is a result of a valuation allowance on deferred tax assets recorded during 2023.
(9)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 10 of 16

TABLE 6

RE/MAX Holdings, Inc.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income (loss)	$(18,379)	$(1,553)	$(98,486)	$10,757
Amortization of acquired intangible assets	5,741	5,780	23,040	24,333
Provision for income taxes	453	3,012	56,947	7,371
Add-backs:
Settlement charge (1)	150	—	55,150	—
Impairment charge - leased assets (2)	—	—	—	6,248
Impairment charge - goodwill (3)	18,633	7,100	18,633	7,100
Loss on lease termination (4)	—	—	—	2,460
Equity-based compensation expense	5,486	4,038	19,536	22,044
Acquisition-related expense (5)	103	(138)	263	1,859
Fair value adjustments to contingent consideration (6)	(154)	(1,436)	(533)	(133)
Restructuring charges (7)	(35)	598	4,210	8,690
Gain on reduction in tax receivable agreement liability (8)	(381)	(728)	(25,298)	(702)
Other	660	25	2,131	726
Adjusted pre-tax net income	12,277	16,698	55,593	90,753
Less: Provision for income taxes at 25% (9)	(3,069)	(4,175)	(13,898)	(22,688)
Adjusted net income (10)	$9,208	$12,523	$41,695	$68,065

Total basic pro forma shares outstanding	30,813,208	30,696,570	30,671,009	31,238,374
Total diluted pro forma shares outstanding	30,813,208	30,696,570	30,671,009	31,404,296

Adjusted net income basic earnings per share (10)	$0.30	$0.41	$1.36	$2.18
Adjusted net income diluted earnings per share (10)	$0.30	$0.41	$1.36	$2.17

(1)	Represents the settlement of industry class-action lawsuits and other legal settlements.
(2)	Represents the impairment recognized on a portion of the Company’s corporate headquarters office building in the prior year.
(3)	During the fourth quarter of 2023, in connection with our annual goodwill impairment test, we concluded that the carrying value of the Mortgage reporting unit within the Mortgage segment exceeded its fair value, resulting in an impairment charge to the Mortgage reporting unit goodwill. In addition, during the fourth quarter of 2022, in connection with the restructuring of the business and technology offerings, the Company made the decision to wind down the Gadberry Group, resulting in an impairment charge to the Gadberry Group reporting unit goodwill.
(4)	During the second quarter of 2022, a loss was recognized in connection with the termination of the booj office lease.
(5)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.
(6)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(7)	During the third quarter of 2023, the Company announced a reduction in force and reorganization intended to streamline the Company’s operations and yield cost savings over the long term and during the third quarter of 2022, the Company incurred expenses related to a restructuring associated with a shift in its technology offerings strategy.
(8)	Gain on reduction in tax receivable agreement liability is a result of a valuation allowance on deferred tax assets recorded during 2023.
(9)	The long-term tax rate assumes the exchange of all outstanding non-controlling interest partnership units for Class A Common Stock that (a) removes the impact of unusual, non-recurring tax matters and (b) does not estimate the residual impacts to foreign taxes of additional step-ups in tax basis from an exchange because that is dependent on stock prices at the time of such exchange and the calculation is impracticable.
(10)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 11 of 16

TABLE 7

RE/MAX Holdings, Inc.

Pro Forma Shares Outstanding

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,253,608	18,136,970	18,111,409	18,678,774
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,813,208	30,696,570	30,671,009	31,238,374

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,253,608	18,136,970	18,111,409	18,678,774
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	—	—	—	165,922
Total diluted pro forma weighted average shares outstanding	30,813,208	30,696,570	30,671,009	31,404,296

(1)	In accordance with the treasury stock method.

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 12 of 16

TABLE 8

RE/MAX Holdings, Inc.

Adjusted Free Cash Flow & Unencumbered Cash

(Unaudited)

	Year Ended
	December 31,
	2023	2022
Cash flow from operations	$28,264	$71,142
Less: Purchases of property, equipment and capitalization of software	(6,419)	(9,932)
(Increases) decreases in restricted cash of the Marketing Funds (1)	13,825	2,664
Adjusted free cash flow (2)	35,670	63,874

Adjusted free cash flow (2)	35,670	63,874
Less: Tax/Other non-dividend distributions to RIHI	(12)	(2,276)
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	35,658	61,598

Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	35,658	61,598
Less: Debt principal payments	(4,600)	(4,600)
Unencumbered cash generated (2)	$31,058	$56,998

Summary
Cash flow from operations	$28,264	$71,142
Adjusted free cash flow (2)	$35,670	$63,874
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	$35,658	$61,598
Unencumbered cash generated (2)	$31,058	$56,998

Adjusted EBITDA (2)	$96,288	$121,632
Adjusted free cash flow as % of Adjusted EBITDA (2)	37.0%	52.5%
Adjusted free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	37.0%	50.6%
Unencumbered cash generated as % of Adjusted EBITDA (2)	32.3%	46.9%

(1)	This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) so as to remove the impact of changes in restricted cash in determining adjusted free cash flow.
(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 13 of 16

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as revenue excluding the Marketing Funds, Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and adjusted free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

Revenue excluding the Marketing Funds is calculated directly from our consolidated financial statements as Total revenue less Marketing Funds fees.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, restructuring charges and other non-recurring items.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company’s results of operations. The Company’s management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company’s results as reported under U.S. GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	these measures do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on its debt;

•	these measures do not reflect the Company’s income tax expense or the cash requirements to pay its taxes;

•	these measures do not reflect the cash requirements to pay dividends to stockholders of the Company’s Class A common stock and tax and other cash distributions to its non-controlling unitholders;

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 14 of 16

•	these measures do not reflect the cash requirements pursuant to the tax receivable agreements;

•	these measures do not reflect the cash requirements for share repurchases;

•	these measures do not reflect the cash requirements for the settlement of industry class-action lawsuits and other legal settlements;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;

•	although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and

•	other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain or loss on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gains or losses from changes in the tax receivable agreement liability, expense or income related to changes in the fair value measurement of contingent consideration, restructuring charges and other non-recurring items. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company’s operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, non-cash impairment charges, acquisition-related expense, restructuring charges and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company’s performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 15 of 16

•	facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;

•	facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company’s operating performance; and

•	eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company’s operating performance.

Adjusted free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to adjusted free cash flow is removed. The Company believes adjusted free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential Independent Region and strategic acquisitions, dividend payments or other strategic uses of cash.

Adjusted free cash flow after tax and non-dividend distributions to RIHI is calculated as adjusted free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company’s consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company’s ongoing tax and non-dividend distribution obligations to its non-controlling interest, adjusted free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as adjusted free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company’s excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

RE/MAX Holdings, Inc. – Fourth Quarter 2023	Page 16 of 16